UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

BANKRATE, INC.

(Exact name of registrant specified in its charter)

Delaware	001-35206	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

477 Madison Avenue, Suite 430

New York, New York 10022

(Address of principal executive offices, zip code)

(917)  368-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Bankrate, Inc., a Delaware corporation (the “Company”), on November 12, 2015, on November 5, 2015, the Company entered into an Equity Purchase Agreement with All Web Leads, Inc., a Delaware corporation (“AWL”), pursuant to which the Company has agreed to sell to AWL (i) all of the issued and outstanding capital stock of NetQuote Holdings, Inc., a Delaware corporation, and (ii) all of the issued and outstanding limited liability company interests of IQ Holdings, LLC, a Delaware limited liability company, for an aggregate purchase price of $165.0 million (collectively, the “Transaction”).

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015,  the Company entered into a Retention Bonus and Incentive Award letter agreement (the “Retention Agreement”) with Jeffrey J. Grant, the Chief Executive Officer of the Company’s insurance segment (“insuranceQuotes”), pursuant to which Mr. Grant is entitled, subject to certain conditions, to certain compensation and benefits if he remains continuously employed as Chief Executive Officer of insuranceQuotes at least through the closing of the Transaction.  As consideration for Mr. Grant’s agreement to continue serving as the Chief Executive Officer of insuranceQuotes and as an incentive to complete the sale of the insuranceQuotes business, the Company will, subject to certain conditions, pay Mr. Grant $612,500 on the six-month anniversary of the closing date and an additional $612,500 on the first anniversary of the closing date (collectively, the “Retention Bonus”). Mr. Grant will also be entitled to the Retention Bonus not later than 30 days after termination  if  he (i) is terminated without Cause, (ii) terminates his employment with Good Reason, or (iii) does not receive a Qualifying Offer on or prior to the closing date of the Transaction (as such terms are defined in the Retention Agreement).  If Mr. Grant does not receive a Qualifying Offer on or prior to the closing date of the Transaction, the Company may, in its sole discretion, continue Mr. Grant’s employment with the Company for up to 100 days for the purpose of providing transition assistance to AWL.    The Company will also provide Mr. Grant certain additional benefits, including, among others, an extended stock option exercise period and additional vesting of restricted stock.

As a result of the Retention Agreement, effective as of the closing of the Transaction or, if applicable, the end of the transition period contemplated by the Retention Agreement, Mr. Grant will no longer serve as an executive officer of the Company.

The foregoing summary of the Retention Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Retention Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1Retention Bonus and Incentive Award letter agreement, dated as of November 23, 2015, by and between Bankrate, Inc. and Jeffrey J. Grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Dated: November 25, 2015	By:	/s/ James R. Gilmartin
		Name:	James R. Gilmartin
		Title:	SVP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Retention Bonus and Incentive Award letter agreement, dated as of November 23, 2015, by and between Bankrate, Inc. and Jeffrey J. Grant.